Exhibit 4.2


                        STOCK OPTION AWARD AND AGREEMENT
                            NONQUALIFIED STOCK OPTION



You have been awarded an option to purchase shares of the common stock of Kroll Inc. ("the Company"). Please read and return this Agreement as requested below.

GRANT: The Company grants to you, the Optionee named below, a Nonqualified Stock Option (the "Option") to purchase shares of the Company's common stock (the "Shares") as follows:


------------------------------------------------------------------------
Optionee:               Shares:        Exercise Price:      Grant Date:
---------               -------        ---------------      ----------


Name                    Shares         Grant_Price          Grant_Date


------------------------------------------------------------------------

INDUCEMENT AWARD: By accepting this Option you understand and agree that while the Option is not granted subject to and in accordance with the terms of the Kroll Inc. 2000 Employee Stock Option Plan (the "2000 Plan"), it shall nevertheless be subject to the definitions, terms and conditions of the 2000 Plan as though issued thereunder to the extent such terms and conditions do not conflict with the terms of this Agreement.

VESTING: The Option will become exercisable as to 25% of the Shares on the first anniversary of the Grant Date; an additional 25% of the Shares on the second anniversary of the Grant Date, and an additional 50% of the Shares on the third anniversary of the Grant Date.

TERM: Except as otherwise provided in the 2000 Plan, and except that unvested options terminate immediately upon termination of employment, the Option terminates on the earlier of: (i) ten years less one day from the Grant Date; or
(ii) three months from the date of termination of your employment with the Company for any reason other than disability or death; or (iii) twelve months from the date of termination of your employment with the Company by reason of disability or death.

EXERCISE: The Option may be exercised in whole or in part for the number of Shares specified in a written notice that is delivered to the Company and is accompanied by full payment in cash or in other shares of the Company's common stock that have been owned by you for at least six months (either by delivery or

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attestation). You will have no rights in the Shares purchased until certificates for those Shares have been issued in your name and delivered.

TAXES: You must pay all U.S. federal, state and local taxes, including withholding taxes, if any, resulting from the exercise of the Option and the subsequent sale of the Shares. If the grant or exercise of the Option or the subsequent sale of Shares generates an obligation for the Company to withhold taxes, the Company may require you to remit cash, or make other arrangements, sufficient to satisfy the Company's withholding obligations in advance of the delivery of any Share certificates.

CONDITIONS: The Option is governed by the terms of this Agreement and the 2000 Plan to the extent the Plan's terms and conditions do not conflict with the terms of this Agreement. The rights and obligations of each of the Company and you under this Agreement also are governed by and subject to applicable federal, state and local laws and rules.

INTEGRATION: This Agreement supersedes and replaces any prior oral or written agreements or understandings in respect of the matters addressed hereby.

ACKNOWLEDGEMENT: Your signature on this Agreement also constitutes your acknowledgement that you have received a copy of the 2000 Plan.

ACCEPTANCE: To accept this award, please sign and return the original Agreement. Without your signature, this Agreement is not valid.

                                   KROLL INC.



                                    By:
                                       ---------------------------------------
                                       Sabrina H. Perel
                                       Vice President and General Counsel

OPTIONEE:


--------------------------------
Optionee Signature


--------------------------------
Print Name


--------------------------------
Home Address


--------------------------------
City, State, Zip


--------------------------------
Social Security Number


--------------------------------
Date Accepted


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                Schedule of Awards

--------------------------------------------------------
      Optionee                     Shares
--------------------------------------------------------
Ron Carlson                        25,000
--------------------------------------------------------
Tom Ferrin                         10,000
--------------------------------------------------------
Ron Golnick                        15,000
--------------------------------------------------------
Daena Lee                          25,000
--------------------------------------------------------
Dennis Littlejohn                  25,000
--------------------------------------------------------
Toby Luttropp                      10,000
--------------------------------------------------------
Jennifer Roberts                   10,000
--------------------------------------------------------
Linda Trout                        10,000
--------------------------------------------------------
David Vinson                       25,000
--------------------------------------------------------